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                        [LETTERHEAD OF DELOITTE & TOUCHE]

                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-100581 of Republic Engineered Products LLC, Blue Steel Capital Corp., Republic Engineered Products Holdings LLC, and N&T Railway Company LLC on Form S-1 of our report dated March 28, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the uncertainties about the consequences of the bankruptcy proceedings and the ability to continue as a going concern) relating to the consolidated financial statements of Republic Technologies International Holdings, LLC and subsidiaries and the combined financial statements of their predecessor, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 28, 2002 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated and Combined Financial Information" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Cleveland, Ohio
February 11, 2003